Exhibit 99.1

Camden National Corporation to Present at RBC Capital Markets Financial Institutions Conference on September 26, 2007

CAMDEN, Maine—(BUSINESS WIRE)—Camden National Corporation (AMEX: CAC; the “Company”) today announced that Robert W. Daigle, president and chief executive officer, and Sean Daly, chief financial officer, will present at the Financial Institutions Conference hosted by Royal Bank of Canada (“RBC”) Capital Markets on September 26, 2007, beginning at 8:15 a.m. Eastern. The conference will be held at The Harbor View Hotel in Edgartown on Martha’s Vineyard. Camden National Corporation is one of a number of banks invited to participate in this annual conference.

A live, audio-only web cast will be available on the conference website at http://www.wsw.com/webcast/rbc79/cac and through Camden National Corporation’s website at http://www.camdennational.com/ under the Investors tab/Corporate Profile.

Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding Company for a family of two financial services companies, including: Camden National Bank (CNB), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor’s Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

Contact:

Camden National Corporation

Suzanne Brightbill, 207-230-2120

Public Relations Officer

sbrightbill@camdennational.com

Source: Camden National Corporation